Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ivy Funds on Form N-14 of our report dated May 17, 2005 appearing in the Annual Report to Shareholders of Balanced Fund, Bond Fund, Cash Reserves Fund, Cundill Global Value Fund, Dividend Income Fund, European Opportunities Fund, Global Natural Resources Fund, International Fund, International Balanced Fund, International Value Fund, Mortgage Securities Fund, Pacific Opportunities Fund, Real Estate Securities Fund, Small Cap Value Fund, and Value Fund, comprising Ivy Funds, for the fiscal year ended March 31, 2005, which is also incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Other Services Providers for the Acquiring Fund and the Acquired Fund" in the Combined Prospectus and Proxy Statement, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri December 1, 2005